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                  NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                        Statement of Consolidated Income
                         Six Months Ended June 30, 1998
                             (Actual and Pro Forma)
                                  (Unaudited)
                                                 Actual AdjustmentsPro Forma
                                                 ------ --------------------
                                                        (In Thousands)

Operating revenue                       $1,191,571 $(468,949) $722,622
                                        ---------- ---------  --------
Operating expenses:
 Fuel for generation                       163,213  (158,673)    4,540
 Purchased electric energy                 245,068   (88,200)  156,868
 Other operation                           303,068   (60,919)  242,149
 Maintenance                                77,022   (40,794)   36,228
 Depreciation and amortization             111,858   (27,510)   84,348
 Taxes, other than income taxes             77,357   (26,461)   50,896
 Income taxes                               59,689   (20,734)   38,955
                                        ---------- ---------  --------
      Total operating expenses           1,037,275  (423,291)  613,984
                                        ---------- ---------  --------
      Operating income                     154,296   (45,658)  108,638

Other income:
 Equity in income of generating companies    5,044    (3,116)    1,928
 Other income (expense), net                    (8)     (137)     (145)
                                        ---------- ---------  --------
      Operating and other income           159,332   (48,911)  110,421
                                        ---------- ---------  --------

Interest:
 Interest on long-term debt                 49,463   (13,035)   36,428
 Other interest                             15,170    (3,378)   11,792
 Allowance for borrowed funds used during
  construction                                (915)      301      (614)
                                        ---------- ---------  --------
      Total interest                        63,718   (16,112)   47,606
                                        ---------- ---------  --------

Income after interest                       95,614   (32,799)   62,815

Preferred dividends of subsidiaries          1,142      (153)      989
Minority interests                           3,185         -     3,185
                                        ---------- ---------  --------

      Net income                        $   91,287 $ (32,646) $ 58,641
                                        ========== =========  ========

Average common shares - Basic           64,025,75664,025,75664,025,756
Average common shares - Diluted         64,097,82464,097,82464,097,824

Per share data:
  Net income - Basic                         $1.43     $(.51)    $ .92
  Net income - Diluted                       $1.42     $(.51)    $ .91
  Dividends declared                         $1.18     $   -     $1.18

The accompanying notes are an integral part of these consolidated financial statements.

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              NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                    Statement of Consolidated Income
                 Twelve Months Ended December 31, 1997
                         (Actual and Pro Forma)
                              (Unaudited)
                                         Actual    Adjustments Pro Forma
                                         ------    ----------- ---------
                                                   (In Thousands)

Operating revenue                         $2,502,591$(1,016,156)$1,486,435
                                          --------------------- ----------
Operating expenses:
   Fuel for generation                       372,461   (362,830)     9,631
   Purchased electric energy                 528,229   (189,591)   338,638
   Other operation                           556,658   (147,043)   409,615
   Maintenance                               143,372    (49,265)    94,107
   Depreciation and amortization             236,492    (54,319)   182,173
   Taxes, other than income taxes            146,494    (50,269)    96,225
   Income taxes                              152,024    (51,938)   100,086
                                          --------------------- ----------
       Total operating expenses            2,135,730   (905,255) 1,230,475
                                          --------------------- ----------

       Operating income                      366,861   (110,901)   255,960

Other income:
   Equity in income of generating companies   10,240     (6,372)     3,868
   Other income (expense), net               (15,755)     2,711    (13,044)
                                          --------------------- ----------
       Operating and other income            361,346   (114,562)   246,784
                                          --------------------- ----------
Interest:
   Interest on long-term debt                107,311    (28,055)    79,256
   Other interest                             16,939     (3,813)    13,126
   Allowance for borrowed funds used
    during construction                       (1,908)       669     (1,239)
                                          --------------------- ----------
       Total interest                        122,342    (31,199)    91,143
                                          --------------------- ----------

Income after interest                        239,004    (83,363)   155,641

Preferred dividends and net gain/loss
 on reacquisition of preferred stock
 of subsidiaries                              12,319     (1,157)    11,162
Minority interests                             6,647          -      6,647
                                          --------------------- ----------
       Net income                         $  220,038$   (82,206)$  137,832
                                          ===================== ==========

Average common shares - Basic             64,899,322 64,899,322 64,899,322
Average common shares - Diluted           64,952,185 64,952,185 64,952,185

Per share data:
   Net income - Basic and Diluted              $3.39     $(1.27)     $2.12
   Dividends declared                          $2.36     $    -      $2.36


The accompanying notes are an integral part of these consolidated financial statements.

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